CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the ISI Strategy Fund, Inc. and to the use of our report dated December 30, 2014 on the Fund’s financial statements and financial highlights.   Such financial statements and financial highlights appear in the October 31, 2014 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
February 26, 2015